Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:

Kevin Kessel, CFA	Mike Dulin

Vice President, Investor Relations	Corporate & KLA Services Communications

(408) 875-6627	Michael.dulin@kla.com

kevin.kessel@kla.com

KLA Declares Regular Cash Dividend

MILPITAS, Calif., Feb. 7, 2024 — The KLA Corporation (NASDAQ: KLAC) Board of Directors today declared a quarterly cash dividend of $1.45 per share on its common stock, payable on March 1, 2024, to KLA shareholders of record as of the close of business on Feb. 19, 2024.

Logo: https://mma.prnewswire.com/media/806571/KLA_Corporation_Logo.jpg

About KLA:

KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

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